FOR IMMEDIATE RELEASE
Ciena Reports Fiscal Fourth Quarter 2020 and Year-End Financial Results

HANOVER, Md. - December 10, 2020 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal fourth quarter and year ended October 31, 2020.

•Q4 Revenue: $828.5 million
•Q4 Net Income per Share: $0.42 GAAP; $0.60 adjusted (non-GAAP), increasing 3.4% year over year
•Share Repurchases: Reinstituting share repurchase program with the intent to resume purchases in the first quarter of 2021

"Our fiscal fourth quarter and full-year 2020 performance reported today demonstrates that we have the innovation, diversification and global scale to perform well in a challenging environment," said Gary Smith, President and CEO, Ciena. "While we expect current market conditions to persist in the near-term, we are confident in strong secular demand dynamics and our ability to continue to outperform the market."

For the fiscal fourth quarter 2020, Ciena reported revenue of $828.5 million as compared to $968.0 million for the fiscal fourth quarter 2019. For fiscal year 2020, Ciena reported revenue of $3.53 billion, as compared to $3.57 billion for fiscal year 2019.

Ciena's GAAP net income for the fiscal fourth quarter 2020 was $65.0 million or $0.42 per diluted common share, which compares to a GAAP net income of $80.3 million, or $0.51 per diluted common share, for the fiscal fourth quarter 2019. For fiscal year 2020, Ciena's GAAP net income was $361.3 million, or $2.32 per diluted common share, as compared to a GAAP net income of $253.4 million, or $1.61 per diluted common share for fiscal year 2019.

Ciena's adjusted (non-GAAP) net income for the fiscal fourth quarter 2020 was $94.5 million, or $0.60 per diluted common share, which compares to an adjusted (non-GAAP) net income of $90.4 million, or $0.58 per diluted common share, for the fiscal fourth quarter 2019. For fiscal year 2020, Ciena's adjusted (non-GAAP) net income was $460.1 million, or $2.95 per diluted common share, as compared to an adjusted (non-GAAP) net income of $331.8 million, or $2.11 per diluted common share for fiscal year 2019.

Performance Summary for the Fiscal Fourth Quarter and the Year Ended October 31, 2020
The tables below (in millions, except percentage data) provide comparisons of certain quarterly and annual results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)
	Quarter Ended		Period Change	Year Ended		Period Change
	October 31,	November 2,		October 31,	November 2,
	2020	2019	Y-T-Y*	2020	2019	Y-T-Y*
Revenue	$828.5	$968.0	(14.4)%	$3,532.2	$3,572.1	(1.1)%
Gross margin	48.8%	43.4%	5.4%	46.8%	43.2%	3.6%
Operating expense	$310.9	$326.5	(4.8)%	$1,165.9	$1,195.3	(2.5)%
Operating margin	11.3%	9.6%	1.7%	13.8%	9.7%	4.1%

	Non-GAAP Results (unaudited)
	Quarter Ended		Period Change	Year Ended		Period Change
	October 31,	November 2,		October 31,	November 2,
	2020	2019	Y-T-Y*	2020	2019	Y-T-Y*
Revenue	$828.5	$968.0	(14.4)%	$3,532.2	$3,572.1	(1.1)%
Adj. gross margin	49.5%	43.8%	5.7%	47.4%	43.7%	3.7%
Adj. operating expense	$278.9	$295.3	(5.6)%	$1,055.3	$1,091.8	(3.3)%
Adj. operating margin	15.8%	13.3%	2.5%	17.6%	13.1%	4.5%
Adj. EBITDA	$154.5	$151.6	1.9%	$713.9	$557.3	28.1%

* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Quarter Ended
	October 31, 2020		November 2, 2019
	Revenue	%**	Revenue	% **
Networking Platforms
Converged Packet Optical	$579.3	69.9	$665.8	68.8
Packet Networking	56.0	6.8	131.9	13.6
Total Networking Platforms	635.3	76.7	797.7	82.4

Platform Software and Services	54.5	6.6	41.2	4.3

Blue Planet Automation Software and Services	20.9	2.5	16.6	1.7

Global Services
Maintenance Support and Training	67.0	8.1	65.3	6.7
Installation and Deployment	43.0	5.2	36.5	3.8
Consulting and Network Design	7.8	0.9	10.7	1.1
Total Global Services	117.8	14.2	112.5	11.6

Total	$828.5	100.0	$968.0	100.0

	Revenue by Segment (unaudited)
	Year Ended
	October 31, 2020		November 2, 2019
	Revenue	%**	Revenue	% **
Networking Platforms
Converged Packet Optical	$2,547.6	72.1	$2,562.8	71.8
Packet Networking	267.5	7.6	348.5	9.8
Total Networking Platforms	2,815.1	79.7	2,911.3	81.6

Platform Software and Services	197.8	5.6	155.3	4.3

Blue Planet Automation Software and Services	62.6	1.8	54.6	1.5

Global Services
Maintenance Support and Training	269.4	7.6	261.3	7.3
Installation and Deployment	152.0	4.3	148.2	4.1
Consulting and Network Design	35.3	1.0	41.4	1.2
Total Global Services	456.7	12.9	450.9	12.6

Total	$3,532.2	100.0	$3,572.1	100.0

Additional Performance Metrics for Fiscal Fourth Quarter and Year Ended October 31, 2020

	Revenue by Geographic Region (unaudited)
	Quarter Ended
	October 31, 2020		November 2, 2019
	Revenue	% **	Revenue	% **
Americas	$531.6	64.2	$715.7	73.9
Europe, Middle East and Africa	157.6	19.0	153.0	15.8
Asia Pacific	139.3	16.8	99.3	10.3
Total	$828.5	100.0	$968.0	100.0

	Revenue by Geographic Region (unaudited)
	Year Ended
	October 31, 2020		November 2, 2019
	Revenue	% **	Revenue	% **
Americas	$2,469.3	69.9	$2,503.9	70.1
Europe, Middle East and Africa	591.5	16.8	566.7	15.9
Asia Pacific	471.4	13.3	501.5	14.0
Total	$3,532.2	100.0	$3,572.1	100.0
** Denotes % of total revenue
•No customer represented more than 10% of revenue for the fiscal quarter
•One 10%-plus customer represented a total of 10.6% of revenue for the fiscal year
•Cash and investments totaled $1.3 billion
•Cash flow from operations totaled $187.3 million and $493.7 million for the fiscal quarter and year, respectively
•Average days' sales outstanding (DSOs) were 88 and 82 for the fiscal quarter and year, respectively
•Accounts receivable, net balance was $719.4 million

•Unbilled contract asset balance was $85.8 million
•Inventories totaled $344.4 million, including:
◦Raw materials: $119.5 million
◦Work in process: $13.7 million
◦Finished goods: $210.1 million
◦Deferred cost of sales: $40.7 million
◦Reserve for excess and obsolescence: $(39.6) million
•Product inventory turns were 4.0 and 4.6 for the fiscal quarter and year, respectively
•Headcount totaled 7,032

Share Repurchase Program
After temporarily suspending repurchases of our common stock during fiscal 2020, we will be reinstituting this program in the first quarter of 2021 and are currently targeting repurchases in the range of $150 million during fiscal 2021. Ciena may purchase shares at management's discretion in the open market, in privately negotiated transactions, in transactions structured through investment banking institutions, or a combination of the foregoing. Ciena may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. The amount and timing of repurchases are subject to a variety of factors including liquidity, cash flow, stock price, and general business and market conditions. The program may be modified, suspended or discontinued at any time. During fiscal year 2020, Ciena repurchased approximately 1.9 million shares of its common stock at an average price of $39.81 per share for an aggregate purchase price of $74.5 million.

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Fourth Quarter 2020 Results
Today, Thursday, December 10, 2020, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal fourth quarter and fiscal 2020 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "Our fiscal fourth quarter and full-year 2020 performance reported today demonstrates that we have the innovation, diversification and global scale to perform well in a challenging environment." "While we expect current market conditions to persist in the near-term, we are confident in strong secular demand dynamics and our ability to continue to outperform the market."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; the duration and severity of the COVID-19 pandemic and the impact of countermeasures taken to mitigate its spread; the impact of COVID-19 on macroeconomic conditions, the level of economic activity, demand for our technology solutions, short- and long-term customer or end user needs and changes thereto, continuity of supply chain, logistics and business operations, liquidity and financial results; changes in network spending or network strategy by customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; factors beyond our control such as natural disasters, acts of war or terrorism, and public health emergencies, including the COVID-19 pandemic; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise, and the other risk factors disclosed in Ciena's periodic reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q filed with the SEC on September 9, 2020 and its Annual Report on Form 10-K to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release for the relevant period, Appendix A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our clients create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Quarter Ended		Year Ended
	October 31,	November 2,	October 31,	November 2,
	2020	2019	2020	2019
Revenue:
Products	$668,661	$820,007	$2,914,790	$2,983,815
Services	159,819	147,980	617,367	588,316
Total revenue	828,480	967,987	3,532,157	3,572,131
Cost of goods sold:
Products	343,413	469,945	1,573,791	1,716,358
Services	80,718	78,346	305,475	313,707
Total cost of goods sold	424,131	548,291	1,879,266	2,030,065
Gross profit	404,349	419,696	1,652,891	1,542,066
Operating expenses:
Research and development	137,237	141,657	529,888	548,139
Selling and marketing	113,382	117,201	416,425	423,046
General and administrative	43,415	50,307	169,548	174,399
Amortization of intangible assets	5,851	5,222	23,383	21,808
Acquisition and integration costs (recoveries)	3,127	(735)	4,031	3,370
Significant asset impairments and restructuring costs	7,854	12,842	22,652	24,538
Total operating expenses	310,866	326,494	1,165,927	1,195,300
Income from operations	93,483	93,202	486,964	346,766
Interest and other income (loss), net	(249)	(1,183)	964	3,876
Interest expense	(7,395)	(9,136)	(31,321)	(37,452)
Loss on extinguishment and modification of debt	—	—	(646)	—
Income before income taxes	85,839	82,883	455,961	313,190
Provision for income taxes	20,798	2,552	94,670	59,756
Net income	$65,041	$80,331	$361,291	$253,434

Net Income per Common Share
Basic net income per common share	$0.42	$0.52	$2.34	$1.63
Diluted net income per potential common share	$0.42	$0.51	$2.32	$1.61

Weighted average basic common shares outstanding	154,706	154,852	154,287	155,720
Weighted average diluted potential common shares outstanding(1)	156,563	156,612	155,955	157,612
(1) Weighted average diluted potential common shares outstanding used in calculating GAAP diluted net income per potential common share for the fourth quarter of fiscal 2020 includes 1.9 million shares underlying certain stock option and stock unit awards.
Weighted average diluted potential common shares outstanding used in calculating GAAP diluted net income per potential common share for fiscal 2020 includes 1.7 million shares underlying certain stock option and stock unit awards.
Weighted average diluted potential common shares outstanding used in calculating GAAP diluted net income per potential common share for the fourth quarter of fiscal 2019 includes 1.8 million shares underlying certain stock option and stock unit awards.
Weighted average diluted potential common shares outstanding used in calculating GAAP diluted net income per potential common share for fiscal 2019 includes 1.9 million shares underlying certain stock option and stock unit awards.

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	October 31,	November 2,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,088,624	$904,045
Short-term investments	150,667	109,940
Accounts receivable, net	719,405	724,854
Inventories	344,379	345,049
Prepaid expenses and other	308,084	297,914
Total current assets	2,611,159	2,381,802
Long-term investments	82,226	10,014
Equipment, building, furniture and fixtures, net	272,377	286,884
Operating lease right-of-use assets	57,026	—
Goodwill	310,847	297,937
Other intangible assets, net	96,647	112,781
Deferred tax asset, net	647,805	714,942
Other long-term assets	102,830	88,986
Total assets	$4,180,917	$3,893,346
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$291,904	$344,819
Accrued liabilities and other short-term obligations	334,132	382,740
Deferred revenue	108,700	111,381
Operating lease liabilities	19,035	—
Current portion of long-term debt	6,930	7,000
Total current liabilities	760,701	845,940
Long-term deferred revenue	49,663	45,492
Other long-term obligations	123,185	148,747
Long-term operating lease liabilities	61,415	—
Long-term debt, net	676,356	680,406
Total liabilities	$1,671,320	$1,720,585

Stockholders’ equity:
Preferred stock — par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock — par value $0.01; 290,000,000 shares authorized; 154,563,005 and 154,403,850 shares issued and outstanding	1,546	1,544
Additional paid-in capital	6,826,531	6,837,714
Accumulated other comprehensive loss	(35,358)	(22,084)
Accumulated deficit	(4,283,122)	(4,644,413)
Total stockholders’ equity	2,509,597	2,172,761
Total liabilities and stockholders’ equity	$4,180,917	$3,893,346

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended
	October 31, 2020	November 2, 2019
Cash flows from operating activities:
Net income	$361,291	$253,434
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	93,908	87,576
Share-based compensation costs	67,758	59,736
Amortization of intangible assets	38,619	35,136
Deferred taxes	64,339	19,865
Provision for doubtful accounts	8,855	6,740
Provision for inventory excess and obsolescence	24,701	28,085
Provision for warranty	22,417	23,105
Other	11,628	(910)
Changes in assets and liabilities:
Accounts receivable	(17,299)	65,712
Inventories	(25,044)	(112,941)
Prepaid expenses and other	(38,998)	(96,618)
Operating lease right-of-use assets	16,787	—
Accounts payable, accruals and other obligations	(117,931)	27,740
Deferred revenue	2,519	16,480
Short and long-term operating lease liabilities	(19,896)	—
Net cash provided by operating activities	493,654	413,140
Cash flows provided by (used in) investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(82,667)	(62,579)
Purchase of available for sale securities	(223,196)	(158,074)
Proceeds from maturities of available for sale securities	110,390	248,748
Settlement of foreign currency forward contracts, net	3,531	(1,351)
Purchase of equity investment	—	(2,667)
Acquisition of businesses, net of cash acquired	(28,300)	—
Net cash provided by (used in) investing activities	(220,242)	24,077
Cash flows from financing activities:
Payment of long-term debt	(5,198)	(7,000)
Payment for debt conversion liability	—	(111,268)
Payment of debt issuance costs	(382)	(1,191)
Payment of finance lease obligations	(2,703)	(3,319)
Shares repurchased for tax withholdings on vesting of restricted stock units	(32,472)	(29,059)
Repurchases of common stock - repurchase program	(74,535)	(150,076)
Proceeds from issuance of common stock	28,068	22,947
Net cash used in financing activities	(87,222)	(278,966)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,643)	476
Net increase in cash, cash equivalents and restricted cash	184,547	158,727
Cash, cash equivalents and restricted cash at beginning of fiscal year	904,161	745,434
Cash, cash equivalents and restricted cash at end of fiscal year	$1,088,708	$904,161
Supplemental disclosure of cash flow information
Cash paid during the fiscal year for interest	$32,837	$39,579
Cash paid during the fiscal year for income taxes, net	$53,076	$33,570
Operating lease payments	$22,089	$—
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$7,854	$16,549
Conversion of debt conversion liability into 1,585,140 shares of common stock	$—	$52,944
Operating lease right-of-use assets subject to lease liability	$24,160	$—
Unrealized gain on equity investment	$2,681	$—

APPENDIX A - Reconciliation of Adjusted (Non-GAAP) Measurements (unaudited)

	Quarter Ended		Year Ended
	October 31, 2020	November 2, 2019	October 31, 2020	November 2, 2019
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$404,349	$419,696	$1,652,891	$1,542,066
Share-based compensation-products	724	748	3,182	2,868
Share-based compensation-services	968	715	3,853	3,175
Amortization of intangible assets	3,732	3,303	15,235	13,327
Total adjustments related to gross profit	5,424	4,766	22,270	19,370
Adjusted (non-GAAP) gross profit	$409,773	$424,462	$1,675,161	$1,561,436
Adjusted (non-GAAP) gross profit percentage	49.5%	43.8%	47.4%	43.7%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$310,866	$326,494	$1,165,927	$1,195,300
Share-based compensation-research and development	4,030	3,287	16,987	14,321
Share-based compensation-sales and marketing	5,137	4,151	20,194	16,474
Share-based compensation-general and administrative	5,982	6,425	23,424	22,841
Amortization of intangible assets	5,851	5,222	23,383	21,808
Acquisition and integration costs (recoveries)	3,127	(735)	4,031	3,370
Significant asset impairments and restructuring costs	7,854	12,842	22,652	24,538
Legal settlements	—	—	—	137
Total adjustments related to operating expense	$31,981	$31,192	$110,671	$103,489
Adjusted (non-GAAP) operating expense	$278,885	$295,302	$1,055,256	$1,091,811

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$93,483	$93,202	$486,964	$346,766
Total adjustments related to gross profit	5,424	4,766	22,270	19,370
Total adjustments related to operating expense	31,981	31,192	110,671	103,489
Total adjustments related to income from operations	37,405	35,958	132,941	122,859
Adjusted (non-GAAP) income from operations	$130,888	$129,160	$619,905	$469,625
Adjusted (non-GAAP) operating margin percentage	15.8%	13.3%	17.6%	13.1%

APPENDIX A - Reconciliation of Adjusted (Non-GAAP) Measurements (unaudited)

	Quarter Ended		Year Ended
	October 31, 2020	November 2, 2019	October 31, 2020	November 2, 2019
Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$65,041	$80,331	$361,291	$253,434
Exclude GAAP provision for income taxes	20,798	2,552	94,670	59,756
Income before income taxes	85,839	82,883	455,961	313,190
Total adjustments related to income from operations	37,405	35,958	132,941	122,859
Loss on extinguishment and modification of debt	—	—	646	—
Unrealized gain on equity investment	(2,681)	—	(2,681)	—
Adjusted income before income taxes	120,563	118,841	586,867	436,049
Non-GAAP tax provision on adjusted income before income taxes	26,042	28,403	126,763	104,216
Adjusted (non-GAAP) net income	$94,521	$90,438	$460,104	$331,833

Weighted average basic common shares outstanding	154,706	154,852	154,287	155,720
Weighted average diluted potential common shares outstanding(1)	156,563	156,612	155,955	157,612

Net Income per Common Share
GAAP diluted net income per potential common share	$0.42	$0.51	$2.32	$1.61
Adjusted (non-GAAP) diluted net income per potential common share	$0.60	$0.58	$2.95	$2.11

(1) Weighted average diluted potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the fourth quarter of fiscal 2020 includes 1.9 million shares underlying certain stock option and stock unit awards.
Weighted average diluted potential common shares outstanding used in calculating adjusted (non-GAAP) diluted net income per potential common share for fiscal 2020 includes 1.7 million shares underlying certain stock option and stock unit awards.
Weighted average diluted potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the fourth quarter of fiscal 2019 includes 1.8 million shares underlying certain stock option and stock unit awards.
Weighted average diluted potential common shares outstanding used in calculating adjusted (non-GAAP) diluted net income per potential common share for fiscal 2019 includes 1.9 million shares underlying certain stock option and stock unit awards.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Quarter Ended		Year Ended
	October 31, 2020	November 2, 2019	October 31, 2020	November 2, 2019
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$65,041	$80,331	$361,291	$253,434
Add: Interest expense	7,395	9,136	31,321	37,452
Less: Interest and other income (loss), net	(249)	(1,183)	964	3,876
Add: Loss on extinguishment and modification of debt	—	—	(646)	—
Add: Provision for income taxes	20,798	2,552	94,670	59,756
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	23,538	22,505	93,908	87,576
Add: Amortization of intangible assets	9,584	8,525	38,619	35,136
EBITDA	$126,605	$124,232	$619,491	$469,478
Add: Share-based compensation cost	16,920	15,290	67,758	59,736
Add: Significant asset impairments and restructuring costs	7,854	12,842	22,652	24,538
Add: Acquisition and integration costs (recoveries)	3,127	(735)	4,031	3,370
Add: Legal settlement	—	—	—	137
Adjusted EBITDA	$154,506	$151,629	$713,932	$557,259
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.
•Acquisition and integration costs (recoveries) - consist of expenses for financial, legal and accounting advisors, severance and other employee-related costs associated with our acquisitions of DonRiver and Centina, including costs and recoveries of acquisition consideration associated with a three-year earn-out arrangement related to the DonRiver acquisition in fiscal 2018. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities and the redesign of business processes.
•Legal settlements - costs incurred as a result of settlements, during the first quarter of fiscal 2019.
•Unrealized gain on equity investment - reflects a change in the carrying value of a certain cost method equity investment.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 21.6% for fiscal 2020, and 23.9% for fiscal 2019. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.